UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  June 3, 2015

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317
(Address of principal executive offices) (Zip Code)

(952) 698-6980
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01           Entry Into a Material Definitive Agreement.

On June 3, 2015, Cachet Financial Solutions, Inc. (“Cachet” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with accredited investors.  Pursuant to the Purchase Agreement, Cachet sold an aggregate of 44,030 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred”) at $100.00 per share and issued five-year warrants to purchase an aggregate of 10,057,104 shares of its common stock at a per-share price of $0.4816 in a private placement. Total (cash and non-cash) gross proceeds to the Company were $4,403,000.  Gross proceeds to the Company in the form of cash were $2,951,000. Gross proceeds to the Company in the form of promissory notes payable within 150 days were $950,000.  These promissory notes were provided by James L. Davis and Michael J. Hanson, both of whom are directors of the Company. The Company also issued 2,000 and 3,020 shares of the Series C Preferred to James L. Davis and Michael J. Hanson, respectively, in exchange for the cancellation of Company debt in the amount of $200,000 and $302,000 held by them.

The Series C Preferred entitles its holders to a 10% per annum dividend, payable quarterly in cash or in additional shares of Series C Preferred (or a combination of both) as determined by the Company, and may be converted to Cachet common stock at the option of a holder at an initial conversion price of $0.4378 per share. The Series C Preferred will automatically convert into common stock upon the occurrence of any of the following: (a) an underwritten public offering of shares of the Company’s common stock providing at least $10 million in gross proceeds, (b) the Company’s common stock closing price being greater than 100% above the conversion price then in effect for at least 40 of 60 consecutive trading days, (c) four years after the closing of the offering of the Series C Preferred, or (d) the written consent of holders representing 50% of the issued and outstanding Series C Preferred. The holders of the Series C Preferred will be entitled to vote their shares on an as-converted basis and will be entitled to a liquidation preference equal to the stated value (i.e., purchase price) of their shares plus any accrued but unpaid dividends thereon.

Cachet offered and sold the Series C Preferred and the warrants in reliance on the statutory exemption from registration under Section 4(a)(2) of the Securities Act, including Rule 506 promulgated thereunder, based on the fact that all investors were accredited investors. Neither the offer nor the sale of securities in the private placement were registered under the Securities Act of 1933, and therefore such securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the offering, the Company paid its placement agents, Scarsdale Equities LLC and ROTH Capital Partners commissions of $220,150 and $105,836, respectively, and issued to them five-year warrants for the purchase of up to 703,997 and 223,746 shares of common stock, respectively, at $.4816 and $0.5254 per share, respectively. The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of Cachet, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted under Rule 135c of the Securities Act of 1933.

In connection with the offer and sale of the Series C Preferred, the Company filed a Certificate of Designation for the Series C Convertible Preferred Stock on June 3, 2015, setting forth the rights, preferences and privileges of the Series C Preferred.

Also in connection with the offer and sale of the Series C Preferred, the Company issued additional shares of the Company’s common stock totaling 8,232,628 to former holders of the Company’s series A and B preferred stock (all of which has been converted to common stock), such that following the issuance of such shares, such holders will have received the same number of shares of the Company’s common stock in total as they would have received upon conversion of the series A and B preferred stock if the conversion price for the series A and B preferred stock had been the same as the initial conversion price under the Series C Preferred.  The Company will grant the recipients of these shares the same registration rights as are provided in the Securities Purchase Agreement attached as an exhibit hereto.  Furthermore, the Company agreed to amend the warrants to purchase the Company’s common stock held by former holders of the Company’s series A and B preferred stock to contain the same anti-dilution protections that are contained in the warrants issued in connection with the offer and sale of the Series C Preferred.  In addition, the exercise price of the warrants issued to the former series A and B preferred stock holders was reduced from $1.15 to $0.4816.  In addition, the Company agreed to amend the warrants issued to Scarsdale Equities LLC in connection with the Series B offering to reduce the exercise price from $1.15 to $0.4816.  Finally, the Company approved the amendment of a warrant to purchase common stock issued to James L. Davis on February 3, 2015, to provide for the same modifications made to the warrants held by former holders of the Company’s series A and B preferred stock.

The foregoing disclosure is qualified by the Certificate of Designation, Securities Purchase Agreement, and the Form of Warrant, which are filed as exhibits 3.1, 10.1 and 10.2 respectively, to this report.

Item 3.02           Unregistered Sales of Equity Securities

The disclosures in Item 1.01 regarding the offer and sale of Series C Convertible Preferred Stock and warrants are incorporated into this item by reference.

Item 5.03           Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure in Item 1.01 regarding the filing of the Series C Convertible Preferred Stock Certificate of Designation is incorporated into this item by this reference.

Item 9.01           Financial Statements and Exhibits

(d)      Exhibits.

Exhibit	Description

3.1	Series C Convertible Preferred Stock Certificate of Designation of Preferences, Rights and Limitations dated June 3, 2015 (included as Exhibit A to the Securities Purchase Agreement).
10.1	Securities Purchase Agreement dated as of June 3, 2015, by and among Cachet Financial Solutions, Inc. and certain purchasers.
10.2

Form of Warrant to Purchase Common Stock of Cachet Financial Solutions, Inc., to be issued to purchasers under the Securities Purchase Agreement dated as of June 3, 2015 (included as Exhibit B to the Securities Purchase Agreement).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:
(REGISTRANT)

By:	/s/ Darin P. McAreavey
DARIN P. MCAREAVEY
Executive Vice President and
Chief Financial Officer

Dated:	June 5, 2015